AMENDMENT TO MANAGEMENT AGREEMENT

         AMENDMENT as of January 1, 1996 to the Management Agreement, dated as of January 1, 1995 (the "Management Agreement"), between COMMERCIAL ASSETS, INC., a Maryland corporation (the "Company"), and FINANCIAL ASSET MANAGEMENT CORPORATION, a Delaware corporation (the "Manager").

                                    RECITALS

         A. The Company and the Manager entered into the Management Agreement pursuant to which the Manager performs the duties and responsibilities set forth in the Management Agreement, subject to the supervision of the Company's Board of Directors; and

         B. The Company desires to engage the Manager to perform the duties and responsibilities set forth in the Management Agreement on the terms set forth in the Management Agreement and this Amendment and the Manager desires to be so engaged for an additional one-year term.

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Section 9(f) of the Management Agreement is amended and restated hereby as follows:

              (f) Adjustment and Payment. The Manager shall compute the estimated compensation payable or refundable under Sections 9(a), 9(b), 9(c), 9(d) and 9(e) hereof as soon as practicable after the end of each fiscal quarter, but no later than 35 days after the end of each such quarter. A copy of such computations shall be thereafter promptly submitted to the Company and each member of the Board of Directors. Such compensation shall be paid to the Manager, or refunded to the Company, no later than the 45th day after such fiscal quarter as payment on account, subject to adjustment under this Section 9(f) of this Agreement. The aggregate amount of the Manager's compensation under Sections 9(a), 9(b), 9(c), 9(d) and 9(e) for each fiscal year shall be adjusted within: (x) 120 days after the end of such fiscal year; or (y) 120 days after the filing of the Company's federal income tax return for such fiscal year, whichever is later. Such adjustment shall be made to reflect additional information provided by the Company's tax return for such fiscal year. Any excess owed to, or refund owed by, the Manager shall be paid to the Manager or remitted by the Manager to the Company within ten days of presentment of the adjustment.



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         2. Section 9(g) is hereby added as follows:

              (g) Certain Expenses. If the Company requests any third party to render services to the Company or to provide the Company with any data or information, other than those services and data required to be rendered and delivered by the Manager hereunder, the costs and expenses charged by such third parties shall be paid by the Company. The Manager shall notify the Company's Board of Directors if the costs and expenses to be charged to the Company pursuant to this Sectoin 9(g) shall exceed $50,000 per year.

         3. Section 16 of the Management Agreement is amended and restated hereby as follows:

         "This Agreement shall continue in force until December 31, 1996 unless otherwise renewed or extended."

         4. This Amendment shall be deemed assigned to Financial Asset Management LLC in the same manner and to the same extent as the Management Agreement. Except as amended hereby, the Management Agreement shall remain in full force and effect. In the event of a conflict between this Amendment and the Management Agreement, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[CORPORATE SEAL]                                COMMERCIAL ASSETS, INC.


ATTEST:                                       By:/s/Spencer I. Browne
                                                 --------------------------
                                              Name:  Spencer I. Browne
/s/ Daniel S. Japha                          Title:  President and Chief
- -------------------                                  Executive Officer
Daniel S. Japha, Secretary


                                              FINANCIAL ASSET MANAGEMENT
                                              CORPORATION


                                              By:/s/Kevin J. Nystrom
                                                 --------------------------
                                              Name:    Kevin J. Nystrom
                                              Title:   Vice President and Chief
                                                       Accounting Officer